UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2005

VitalStream Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-10013	87-0429944

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Jenner, Suite 100 Irvine, California	92618

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code
(949) 743-2000

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 entry Into a Material Definitive Agreement

            VitalStream Holdings, Inc., together with its wholly-owned acquisition subsidiary PlayStream, Inc. (collectively, the "Company"), entered into, and closed the transaction contemplated by, an Asset Purchase Agreement dated April 27, 2005 (the "Purchase Agreement") pursuant to which the Company purchased substantially all of the assets, and assumed substantially all of the liabilities, of PlayStream, LLC ("PlayStream"). PlayStream provides streaming media services targeted at small businesses and home offices out of its headquarters in Seattle, Washington. The acquired assets include an office space lease, servers and other equipment, customer agreements and other assets used to operate the PlayStream business.

            As consideration for the assets of PlayStream, in addition to the assumption of substantially all liabilities of PlayStream, the Company paid to PlayStream $500,000 in cash, 3,750,000 shares of the Company's common stock ("Common Stock") and a warrant to purchase 200,000 shares of Common Stock at an exercise price of $1.35 per share during a three-year term. The warrant includes a grant of so-called "piggy back" registration rights with respect to the shares of Common Stock issuable thereunder.

            The Company also entered into an employment agreement with George Grubb, President of PlayStream, under which Mr. Grubb assumed the roles of General Manager and Vice President of the subsidiary that purchased the PlayStream assets. The employment agreement also contains certain inventions assignment, noncompetition and nonsolicitation covenants. Mr. Grubb's employment is terminable at will by either party.

            The foregoing descriptions do not contain all of the terms of the Purchase Agreement or related agreements. You are advised to review the actual agreements filed herewith.

Item 2.01 Completion of Acquisition or Disposition of Assets

            The information set forth in Item 1.01 of this report is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

             (a) Financial Statements of Businesses Acquired.

                        To be filed by amendment

             (b) Pro Forma Financial Information

                        To be filed by amendment

             (c) Exhibits

                        4.1 Common Stock Purchase Warrant

                        10.1 Asset Purchase Agreement dated April 27, 2005 with PlayStream, LLC

                        10.2 Employment Agreement dated April 27, 2005 with George Grubb

                        10.3 Side letter agreement dated April 27, 2005 with PlayStream, LLC

SIGNATURES

            Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VitalStream Holdings, Inc.

Dated: May 3, 2005	By:	/s/ Philip N. Kaplan

Philip N. Kaplan President